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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        May 8, 2003
                                                        -----------

                            Kimco Realty Corporation
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             (Exact name of registrant as specified in its chapter)

          Maryland                    1-10899                    13-2744380
          --------                    -------                    ----------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


        3333 New Hyde Park Road
        New Hyde Park, New York                         11042-0020
        -----------------------                         ----------
        (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code               (516) 869-9000
                                                                 --------------


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)
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Item 5. Other Events and Regulation FD Disclosure.

         On May 8, 2003, Kimco Realty Corporation (the "Company") announced that it has completed the offering of 7,000,000 depositary shares, each representing a one tenth interest in a share of the Company's 6.65% Class F Cumulative Redeemable Preferred Stock.

         The Company also announced that it has called for redemption all outstanding shares of the Company's 7 3/4% Class A Cumulative Redeemable Preferred Stock, par value $1.00 per share, and for the redemption of all outstanding shares of the Company's 8 3/8% Class C Cumulative Redeemable Preferred Stock, par value $1.00 per share. The redemption date for the Class A and Class C preferred stock will be June 9, 2003.

         A copy of the Company's press release has been filed as an exhibit to this Current Report on Form 8-K.


Item 7. Financial Statements and Exhibits.

         Kimco Realty Corporation (the "Company") is filing as an exhibit to this Current Report on Form 8-K, and incorporating by reference herein, the figures used to calculate the Company's ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the three months ending March 31, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Kimco Realty Corporation
                                    ------------------------
                                         (Registrant)

Date May 8, 2003                    By: /s/ Michael V. Pappagallo
     -----------                        -------------------------
                                    Name: Michael V. Pappagallo
                                    Its:  Vice President and Chief Financial
                                          Officer





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                                  EXHIBIT INDEX

EXHIBIT NO.        DOCUMENT DESCRIPTION

99.1               Press Release, dated May 8, 2003.

99.2 Calculation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.





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